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                                                                    EXHIBIT 10.1


                               SEVERANCE AGREEMENT

         SEVERANCE AGREEMENT (the "Agreement") entered into among Devon Energy Corporation (the "Company") and James L. Payne (the "Executive"), dated August 29, 2000.

         WHEREAS, the Company has entered into that certain Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Merger Corporation, and Santa Fe Snyder Corporation ("SFS"), dated as of May 25, 2000 (the "Merger Agreement"); and

         WHEREAS, the parties entering into this Agreement are contemplated under the Merger Agreement; and

         WHEREAS, the Executive is a key management employee of SFS; and

         WHEREAS, it is in the best interests of the Company and its shareholders to induce the Executive to remain in the employ of SFS through the Closing (as defined in the Merger Agreement) and to then accept employment with the Company; and

         WHEREAS, the Company desires to induce the Executive to accept employment with the Company on the Closing by providing to him additional amounts of compensation in the event of his termination of employment with the Company following the Closing for the reasons specified herein; and

         WHEREAS, the Executive desires to continue his employment with SFS through the Closing and to accept employment with the Company on the Closing as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as provided below.

         1. Operation of Agreement. The purpose of this Agreement is to provide to the Executive additional amounts of compensation in the event of the termination of his employment with the Company following the Closing and prior to his 65th birthdate for the reasons specified herein. Accordingly, the Company and the Executive have entered into this Agreement in accordance with the terms and provisions herein to provide such protection to the Executive. For the purposes of this Agreement, where the following capitalized words and phrases appear in this Agreement, they shall have the meanings set forth below unless a difference context is clearly expressed herein.

                  (a) Disability. "Disability" shall mean a mental or physical impairment of the Executive that entitles the Executive to disability benefits under a long-term disability plan of the Company or an affiliate.

                  (b) Good Reason.  "Good Reason" shall mean:


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                           (i) the assignment to the Executive of any duties
inconsistent in any respect with the Executive's position (including status, office, titles and reporting requirements -- in this regard the Executive shall report solely to the Chief Executive Officer of the Company), authority, duties, or responsibilities as Vice Chairman of the Company responsible for all international operations of the Company and its subsidiaries and affiliates, or any other action by the Company which results in a diminution in the Executive's position, compensation, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Company to comply with any of
the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) the Company's requiring the Executive to be
based at any office or location other than that which he occupied with SFS at the Effective Date, or within 25 miles of such location, except for periodic travel reasonably required in the performance of the Executive's responsibilities with the Company;

                           (iv) any purported termination by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement; and

                           (v) any failure by the Company to comply with and
satisfy Section 11(a) of this Agreement.

         2. Agreement Not Employment Contract. This Agreement shall be considered solely as a "severance agreement" obligating the Company to pay to the Executive certain amounts of compensation in the event and only in the event of his termination of employment on or after the date of the Closing for the reasons and at the times specified herein. Apart from the obligation of the Company to provide the amounts of additional compensation as provided in this Agreement, the Company shall at all times retain the right to terminate the employment of the Executive since the obligation of the Company to the Executive shall only be considered as an employment relationship which exists between the Company and the Executive which may be terminated at will by either party subject to the obligation of the Company to make payment as provided in this Agreement.

         3. Termination of Agreement. This Agreement shall terminate upon the first to occur of the following events:

                  (a) Cause. The termination of the Executive's employment by the Company for "Cause." For purposes of this Agreement, termination of the Executive's employment by the Company for Cause shall mean termination for one of the following reasons: (i) the conviction of the Executive of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Executive and intended to result in substantial personal enrichment of the

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Executive at the expense of the Company or its shareholders; or (iii) the
Executive's "willful" failure to follow a direct lawful written order from the Chief Executive Officer of the Company within the reasonable scope of the Executive's duties, which failure is not cured by the Executive within 30 days after the receipt of written notice thereof given by the Company. Further, for purposes of this Section 3(a): (1) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company, and (2) the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors of the Company (the "Board") at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in clauses (i), (ii), or (iii) above and specifying the particulars thereof in detail.

                  (b) Voluntary Termination. The Executive terminates his employment other than for death, Good Reason or Disability.

                  (c) Age 65. The Executive attains the age of 65 years.

                  Notwithstanding any provision in this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights or benefits of the Executive (or his Beneficiary) (as defined below) that have arisen under this Agreement on or prior to such termination.

         4. Notice of Termination of Employment. Any termination of employment by the Company for Cause or by the Executive for Good Reason or Disability shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) if the termination date of the Executive's employment is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

         5. Obligations of the Company Upon Termination On or Following the Acquisition Date. If, during the term of this Agreement, (i) the Company shall terminate the Executive's employment for any reason other than for Cause, (ii) the employment of the Executive shall be terminated by the Executive for Good Reason or a Disability, or (iii) the Executive shall die, then the Company shall pay to the Executive (or his Beneficiary) in a lump sum, in cash within 30 days after the date of termination of employment, an amount equal to the sum of (1) the Executive's highest annual base salary with the Company or SFS, and (2) a bonus equal to 140% of such highest annual base salary.


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         6. Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including, by way of example and not by way of limitation, acceleration of the date of vesting, payment, rate of payment or right to future payment under any plan, program or arrangement of the Company (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by KPMG LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment which would be subject to the Excise Tax, or such earlier time as is requested by the Company. The initial Gross-Up payment, if any, as determined pursuant to this
Section 6(b), shall be paid to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payment which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten business days after the Executive knows of such claim, and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes which respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:


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                           (i) give the Company any information reasonably
requested by the Company relating
to such claim,

                           (ii) take such action in connection with contesting
such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in
order effectively to contest such claim, and

                           (iv) permit the Company to participate in any
proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or other taxes, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. The Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or other taxes, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by


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the Executive of an amount advanced by the Company pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the date of termination of employment shall be payable in accordance with such plan or program.

         8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         9. Confidential Information.

                  (a) Requirement of Executive. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designed by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (b) Additional Remedies. The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this
Section 9 may be inadequate, and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security pending arbitration under
Section 10.

         10. Arbitration: Legal Fees and Expenses. The parties agree that the Executive's employment and this Agreement relate to interstate commerce, and that any disputes, claims or


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controversies between the Executive and the Company which may arise out of or relate to the Executive's employment relationship or this Agreement shall be settled by arbitration. This agreement to arbitrate shall survive the termination of this Agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and shall be undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Oklahoma City, Oklahoma unless the parties mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The parties agree that punitive, liquidated or indirect damages shall not be awarded by the arbitrator(s). Nothing in this agreement to arbitrate, however, shall preclude the Company from obtaining injunctive relief from a court of competent jurisdiction prohibiting any on-going breaches by Executive of this Agreement including, without limitation, violations of Section 9. If any contest or dispute shall arise between the Company and the Executive regarding any provision of this Agreement, the Company shall reimburse the Executive for all legal fees and expenses reasonably incurred by the Executive in connection with such contest or dispute, but only if the Executive is successful in respect of one or more of the Executive's material claims or defenses brought, raised or pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute to the extent the Company receives reasonable written evidence of such fees and expenses.

         11. Successors and Binding Effect.

                  (a) Successor Must Assume Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. If the Company fails to obtain such assumption and agreement prior to the effectiveness of any such succession, this Agreement shall nevertheless determine the Executive's entitlement to payment hereunder. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  (b) Binding Effect. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive at the time of his death, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate (his "Beneficiary").

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without reference to principles of conflict of laws.


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         13. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, or by overnight express delivery service, postage prepaid, addressed as follows:

                  If to the Executive:

                  James L. Payne
                  840 Gessner, Suite 1400
                  Houston, TX 77024

                  If to the Company:

                  Devon Energy Corporation
                  20 North Broadway, Suite 1500
                  Oklahoma City, Oklahoma 73102-8260
                  Attn: President and Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         14. Alienation. The rights and benefits of, and payments to, the Executive (or his beneficiary in the event of his death) under this Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The benefits of the Executive shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of the Executive (or his beneficiary in the event of his death).

         15. Right as General Creditor. The Executive acknowledges this Agreement represents the Company's unfunded and unsecured obligation to pay benefits set forth above. No provision of this Agreement shall be construed to give the Executive any right except as a general creditor of the Company.

         16. Taxes to be Withheld. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         17. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings.

         18. Amendment. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this Agreement, or, in the case of a waiver, by the party waiving compliance therewith, which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or failure to act in any other instance, whether or not similar.



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         19. Enforceability. Should any provision of this Agreement be unenforceable or prohibited by an applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

         20. Counterparts. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

         21. Headings. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"EXECUTIVE"                             /s/ James L. Payne
                                        ------------------
                                        James L. Payne


"COMPANY"                        DEVON ENERGY CORPORATION

                                 By:    /s/ J. Larry Nichols
                                        ---------------------
                                        J. Larry Nichols
                                        President and Chief Executive Officer



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